Exhibit 99.1

FOR IMMEDIATE RELEASE
Contact: Brian M. Hall, CFO
Phone: (574) 535-1125
E Mail: LCII@lci1.com

Lippert Components subsidiary signs agreement to acquire acrylic window and door manufacturer Polyplastic Group

Elkhart, Indiana - November 25, 2019 - LCI Industries (NYSE: LCII), which, through its wholly-owned subsidiary, Lippert Components, Inc. (“LCI”), supplies a broad array of highly engineered components for the leading original equipment manufacturers (“OEMs”) in the recreation and transportation product markets, and the related aftermarkets of those industries, today announced that its subsidiary, LCI Industries B.V., has entered into a definitive agreement to acquire Polyplastic Group B.V. (“Polyplastic”), a manufacturer of acrylic window and door products headquartered in Rotterdam, Netherlands. Polyplastic, a market leader in Europe, is a premiere window supplier to the caravaning industry and attributes a portion of its sales to the European supermarket, trailer, and e-mobility industries. Through September 2019, Polyplastic had trailing twelve-month revenue of approximately €55 million. This transaction is expected to close in January 2020, subject to customary closing conditions.

LCI has a long history of producing a significant number of windows for its core customers in the recreational vehicle, heavy equipment, bus, and trailer industries in North America. In just the last few years, LCI has expanded its window offerings into additional markets and geographies through several strategic acquisitions. This process began with its acquisition of Sessa Klein S.p.A in 2017, which grew LCI’s operational capabilities to include highly engineered window systems for both high speed and commuter rail. In 2018, LCI acquired Taylor Made Group, LLC, allowing LCI to expand into the marine window market throughout North America and Europe. LCI’s recent acquisition of Lewmar Marine Ltd. in 2019 further grew LCI’s product lines and manufacturing capabilities in the marine market, which includes marine windshields, patio doors and sunroofs. Once the transaction has closed, this acquisition of Polyplastic will accelerate LCI’s expansion into the European recreational vehicle, trailer, supermarket, and e-mobility vehicle window market, and allow it to introduce Polyplastic’s acrylic window products to its customer base throughout North America.

“We are extremely excited to add Jan Peter and the rest of the Polyplastic team to the LCI family,” said Jason Lippert, CEO and President of LCI. Continued Lippert, “The acquisition of Polyplastic will give LCI many great opportunities around new products that will help leverage LCI in existing markets in which we have a strong presence as well as many new markets in which Polyplastic has a secure foothold. LCI is already a premier supplier of windows and glass in many of the industries that we serve. By adding Polyplastic’s acrylic windows to our product lineup coupled with the continuation of its long-standing history of excellence, LCI’s ability to service the European Caravan industry is set to reach an all-time high. Polyplastic’s lightweight acrylic window and sunroof solutions also grant us access to several other great industries and markets in Europe that we could not have previously entered without this technology. I’m excited to see how Jan Peter and our current European team led by Jim Menefee, Michele Checcucci, Peter Tierney, and Joerg Reithmeier, strategic consultant for LCI, will be able to grow LCI’s footprint in the European Caravan industry and beyond.”

Jan Peter Veeneman, owner and CEO of the Polyplastic Group commented, “Polyplastic was founded by my father in 1952. The fascination for acrylic, as a new lightweight alternative for glass, was the motivation to start the company. Over the years, passion, innovation, design, customer focus, quality, reliability, flexibility, and operation excellence have been the most important drivers for our success and present position.” Continued Veeneman, ”For our next phase, I’m convinced that LCI, including Jason Lippert and his team, holds the same values as Polyplastic, which is well known for cooperation with its customers. It is exciting to be joining a professional family of companies that can help provide synergies, new products, and innovation. I will remain as CEO of Polyplastic after the completion of the transaction to continue Polyplastic’s partnership with its loyal customers and help guide it to a new future.”

Jim Menefee, Vice President of Operations for Europe, said, “Our caravan team in Europe has admired the business and products of Polyplastic for a long time. The addition of this business, and its great people, leadership, and innovation, will extend LCI’s European product line even further into the caravan space. I am excited to work with such a talented leadership team in Europe and look forward to the growth to come.”

About LCI Industries

From over 70 manufacturing and distribution facilities located throughout North America and Europe, LCI Industries, through its wholly-owned subsidiary, LCI, supplies, domestically and internationally, a broad array of highly engineered components for the leading OEMs in the recreation and transportation product markets, consisting of recreational vehicles and adjacent industries, including buses; trailers used to haul boats, livestock, equipment, and other cargo; trucks; boats; trains; manufactured homes; and modular housing. The Company also supplies engineered components to the related aftermarkets of these industries primarily by selling to retail dealers, wholesale distributors, and service centers. LCI’s products include steel chassis and related components; axles and suspension solutions; slide-out mechanisms and solutions; thermoformed bath, kitchen, and other products; vinyl, aluminum, and frameless windows; manual, electric, and hydraulic stabilizer and leveling systems; entry, luggage, patio, and ramp doors; furniture and mattresses; electric and manual entry steps; awnings and awning accessories; electronic components; appliances; televisions, sound systems, navigation systems, and backup cameras; and other accessories. Additional information about LCI and its products can be found at www.lci1.com.

Forward-Looking Statements

This press release contains certain “forward-looking statements” with respect to our financial condition, results of operations, business strategies, operating efficiencies or synergies, competitive position, growth opportunities, acquisitions, plans and objectives of management, markets for the Company’s common stock, and other matters. Statements in this press release that are not historical facts are “forward-looking statements” for the purpose of the safe harbor provided by Section 21E of the Securities Exchange Act of 1934, as amended, and Section 27A of the Securities Act of 1933, as amended, and involve a number of risks and uncertainties.

Forward-looking statements, including, without limitation, those relating to our future business prospects, net sales, expenses and income (loss), cash flow, and financial condition, whenever they occur in this press release are necessarily estimates reflecting the best judgment of the Company’s senior management at the time such statements were made. There are a number of factors, many of which are beyond the Company’s control, which could cause actual results and events to differ materially from those described in the forward-looking statements. These factors include, in addition to other matters described in this press release, pricing pressures due to domestic and foreign competition, costs and availability of, and tariffs on, raw materials (particularly steel and aluminum) and other components, seasonality and cyclicality in the industries to which we sell our products, availability of credit for financing the retail and wholesale purchase of products for which we sell our components, inventory levels of retail dealers and manufacturers, availability of transportation for products for which we sell our components, the financial condition of our customers, the financial condition of retail dealers of products for which we sell our components, retention and concentration of significant customers, the costs, pace of and successful integration of acquisitions and other growth initiatives, availability and costs of production facilities and labor, employee benefits, employee retention, realization and impact of expansion plans, efficiency improvements and cost reductions, the disruption of business resulting from natural disasters or other unforeseen events, the successful entry into new markets, the costs of compliance with environmental laws, laws of foreign jurisdictions in which we operate, and increased governmental regulation and oversight, information technology performance and security, the ability to protect intellectual property, warranty and product liability claims or product recalls, interest rates, oil and gasoline prices, the impact of international, national and regional economic conditions and consumer confidence on the retail sale of products for which we sell our components, and other risks and uncertainties discussed more fully under the caption “Risk Factors” in the Company’s Annual Report on Form 10-K for the year ended December 31, 2018, and in the Company’s subsequent filings with the Securities and Exchange Commission. The Company disclaims any obligation or undertaking to update forward-looking statements to reflect circumstances or events that occur after the date the forward-looking statements are made, except as required by law.

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